UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2022

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:        (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ABBV	New York Stock Exchange Chicago Stock Exchange
1.500% Senior Notes due 2023	ABBV23B	New York Stock Exchange
1.375% Senior Notes due 2024	ABBV24	New York Stock Exchange
1.250% Senior Notes due 2024	ABBV24B	New York Stock Exchange
0.750% Senior Notes due 2027	ABBV27	New York Stock Exchange
2.125% Senior Notes due 2028	ABBV28	New York Stock Exchange
2.625% Senior Notes due 2028	ABBV28B	New York Stock Exchange
2.125% Senior Notes due 2029	ABBV29	New York Stock Exchange
1.250% Senior Notes due 2031	ABBV31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2022, the Board of Directors (the “Board”) of AbbVie Inc. (the “Company) adopted the Severance Agreement Policy (the “Policy”). The Policy provides that the Company will not create or renew any severance or termination agreement with any executive officer that provides for cash severance exceeding 2.99 times the sum of the executive officer’s base salary plus non-equity incentive plan bonus (as the bonus calculation is further detailed in the agreements regarding change in control), without ratification from a majority of votes cast by the Company’s stockholders.

Also, on October 12, 2022, the Board approved changes to the Company’s form of change in control agreement (the “CIC Agreement”) to be entered into with each named executive officer (“NEO”). The Company expects to enter into each CIC Agreement with its NEOs on January 1, 2023. Each CIC Agreement will continue in effect until December 31, 2027, and can be renewed for successive five-year terms if no notice of non-extension is provided prior to the expiration date. Each CIC Agreement provides that if the NEO is terminated other than for cause or permanent disability or if the NEO elects to terminate employment for Good Reason within two years following a change in control, he or she is entitled to receive a lump sum payment equal to 2.99 times his or her annual base salary and bonus.

A summary of the CIC Agreement is set forth in the Company’s Proxy Statement under the heading “Potential Payments Upon Change in Control.” Such summary, together with the changes to the CIC Agreement described herein, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the CIC Agreement filed herewith as Exhibit 10.1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 12, 2022, the Board approved an amendment and restatement of the Company’s By-laws (the “Second Amended and Restated By-laws”), effective as of such date.

The amendments set forth in the Second Amended and Restated By-laws among other things, (1) revise the procedures and disclosure requirements for the nomination of directors and the submission of proposals for consideration at meetings of stockholders, including by adding a requirement that a stockholder seeking to nominate director(s) at an annual meeting deliver to the Company reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (the universal proxy rules) within eight business days of the meeting, (2) clarify that meetings of stockholders may be held by means of remote communication in addition to, or instead of, being held as a physical meeting, and (3) specify the ability of the Board of Directors to set procedures for conducting stockholder meetings.

The foregoing summary of the Second Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated By-laws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
3.1	Second Amended and Restated By-laws of AbbVie Inc. adopted on October 12, 2022.

10.1	Form of Agreement Regarding Change in Control by and between AbbVie Inc. and its named executive officers.**

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

** Denotes management contract or compensatory plan or arrangement required to be filed as an exhibit hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date:	October 14, 2022	By:	/s/ Timothy J. Richmond
Timothy J. Richmond
Executive Vice President, Chief Human Resources Officer